VWR MANAGEMENT SERVICES, LLC Radnor Corporate Center Building One, Suite 200 100 Matsonford Road, Radnor, PA 19087 April 10, 2026 Emmanuel Ligner Via electronic mail RE: Employment Letter Agreement Dear Emmanuel: The following Letter Agreement contains the terms of employment of Emmanuel Ligner (“you” or “Executive”) with VWR Management Services, LLC, effective as of the date hereof, under which you will provide services to Avantor, Inc. and its various affiliates. As used herein, “Avantor” or “Company” shall collectively refer to VWR Management Services, LLC, Avantor, Inc. and all of their various affiliates. This Employment Letter Agreement supersedes and is in substitution for any subsisting agreements, representations or assurances made between the Company and you relating to your employment, including, for the avoidance of doubt, the Contract of Employment, dated as of July 11, 2025, by and between you and VWR International Ltd (the “U.K. Agreement”), and all such subsisting agreements shall be deemed to have been terminated by mutual consent with effect from the date hereof. Position: President and Chief Executive Officer Start Date: Effective on April 10, 2026, your employer will change from VWR International Ltd to Avantor. This change will be considered a continutation of employment for all purposes, including service credit and severance. Legal Entitlement to Work: Your employment with VWR Management Services, LLC is conditioned upon you being legally authorized to work in the United States on a continuous basis for the duration of your employment with Avantor. You hereby represent and warrant that as of the date on which you execute this agreement, you are legally authorized to work and reside in the United States. Base Salary: $1,000,000 per year, payable in installments on Avantor’s regular payroll dates. Duties: You will serve as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of Avantor, Inc. (the Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

2 “Board”) and in such other positions as an officer or member of the Board shall reasonably request from time to time. In addition, you will perform such duties, functions and responsibilities during your employment as reasonably and lawfully directed by the Board and commensurate with your position. Reporting: You will report directly to the Board. Office Location: Your office will be located in Avantor’s Headquarters in Radnor, PA. Annual Bonus: You are eligible to participate in Avantor’s Incentive Compensation Plan (“ICP”) with a target bonus of 150% of Base Salary. The actual bonus payout is not guaranteed, and the amount may vary based on several factors, including business results and your individual performance. The actual ICP amount paid will be based on achievement of financial and strategic company goals. Payment is subject to your continued employment with the Company through the date that such payment is otherwise made to all similarly situated Avantor executives. Annual Equity: You are eligible to participate in the annual equity grant process, subject to satisfactory performance, in accordance with Company policy. Your annual equity award target is $9,000,000 and will be allocated among Performance Stock Units, Restricted Stock Units and Stock Options as determined by the Board. The actual award is not guaranteed, and the amount may vary based on factors, including the performance of the Company and your individual contributions. Benefits: You will be entitled to participate in all vacation, health, welfare, and other similar benefits available to similarly situated employees of Avantor. You will be eligible for five (5) weeks of paid time off (PTO) per calendar year, which is inclusive of both personal and sick time. Service on Other Boards: During your employment with the Company, you shall render your full- time attention to the business affairs of the Company. You may serve on the board of directors of other entities only as expressly approved in advance by the Board in its discretion. Severance/Restrictive Covenants: You are eligible to participate in Avantor’s Executive Severance and Change in Control Plan (the “Executive Severance Plan”), provided that you execute the joinder to the Executive Severance Plan attached hereto as Exhibit A by the date set forth therein. The payments (and benefits) that are due to be paid (or provided) pursuant to the Executive Severance Plan are subject to your execution and non-revocation of a general release in the form attached to this Letter Agreement as Annex 1 no later than fifty (50) days after your termination. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

3 Except as provided above in the Executive Severance Plan, you shall not be entitled to any other salary, compensation of any form, or benefits from Avantor after termination of your employment with Avantor, except as otherwise specifically provided for in Avantor’s employee benefit plans or as otherwise expressly required by applicable law. Notwithstanding anything herein to the contrary, if any payments due hereunder would subject you to any tax imposed under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of your characterization as a “specified employee” of Avantor (within the meaning of Treasury Regulation Section 1.409A-1(i)), then such payments that would otherwise cause such taxation shall be payable in a single lump sum on the first business day that is one hundred eighty (180) days following your “separation from service” (within the meaning of Code Section 409A and the regulations thereunder), and any remaining payments will be made in accordance with the foregoing provisions of this section. Personal Services Agreement: As a condition to entering into this Letter Agreement with the Company, you shall execute and agree to be bound by the Personal Services, Confidentiality, and Inventions Agreement, in the form attached hereto as Exhibit B. Indemnification: You will remain subject to the indemnification agreement you entered into with the Company and the Company will continue to indemnify you as provided in the indemnification agreement and in its then-current bylaws and certificate of incorporation in accordance with their terms. Entire Agreement: This Letter Agreement, (including any Annexes attached hereto), the Personal Services, Confidentiality and Inventions Agreement and Executive Severance Agreement referenced above set forth the entire understanding between you and Avantor with respect to the subject matter hereof and thereof, and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof and thereof between you and Avantor, including, for the avoidance of doubt, the U.K. Agreement, which shall terminate and be of no further effect upon the execution of this Letter Agreement. This Letter Agreement, and all of your rights and duties hereunder, shall not be assignable or delegable by you. Any purported assignment or delegation by you in violation of the foregoing shall be null and void ab initio and of no force and effect. This Letter Agreement may be assigned by Avantor to a person or entity which is a successor in interest to substantially all of the business operations of Avantor, or to a subsidiary or affiliate of Avantor. Upon such assignment, the rights and Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

4 obligations of Avantor hereunder shall become the rights and obligations of such subsidiary, affiliate or successor person or entity. Code Section 409A: This Letter Agreement will be interpreted to avoid any tax under §409A of the Code to the maximum extent possible. For purposes of §409A, each payment made under this Letter Agreement will be treated as a separate payment. With respect to any reimbursements provided under this Letter Agreement that are subject to §409A, the amount of expenses eligible for reimbursement during a calendar year cannot affect the expenses eligible for reimbursement in any other calendar year. Taxes: All amounts paid hereunder will be subject to all applicable withholding and other authorized deductions. [Signature page follows] Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

5 VWR MANAGEMENT SERVICES, LLC By: ___________________________ Name: Title: Accepted and Agreed __________________________ Emmanuel Ligner Date: _____________________ Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16 Brittany Hankamer EVP, CHRO 14 April 2026

Exhibit A – Joinder to Executive Severance Plan See Attached Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

A-1 AGREEMENT TO PARTICIPATE IN THE AVANTOR, INC. EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN Dear Mr. Ligner, As a key employee of Avantor, Inc. (the “Company” and, together with its direct and indirect subsidiaries, the “Company Group”) or another member of the Company Group, you are eligible to participate in the Company’s newly adopted Executive Severance and Change in Control Plan (as amended from time to time, the “Plan”). A copy of the Plan is enclosed with this Agreement to Participate in the Avantor, Inc. Executive Severance and Change in Control Plan (this “Participation Agreement”). Capitalized terms used in this Participation Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan. The Company considers the severance benefits offered under the Plan to be an important part of our overall executive compensation program and consistent with competitive market practice. We believe that providing appropriate severance benefits helps to attract and retain highly qualified executives by providing income continuity in the event of an involuntary termination of employment. These arrangements also allow the Company Group to protect its interests through corresponding confidentiality, non-solicitation, noncompetition and other restrictive covenants. In order to be eligible to receive the severance benefits set forth in the Plan, you must execute the Restrictive Covenant Agreement attached hereto as Appendix A. You are hereby notified in accordance with the Defend Trade Secrets Act of 2016 that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You are further notified that if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (a) file any document containing the trade secret under seal; and (b) do not disclose the trade secret, except pursuant to court order. By accepting this Participation Agreement, you hereby acknowledge, agree and confirm that: 1. You have received a copy of the Plan and have read, understand and are familiar with the terms and provisions of the Plan; 2. Except as provided below, the Plan supersedes and replaces the severance provisions of any existing severance arrangement (or other agreement providing for severance benefits), whether written or unwritten, to which you are a party (each, a “Prior Severance Agreement”) including, for the avoidance of doubt, the severance provisions set forth in the Contract of Employment, dated as of July 11, 2025, by and between you and VWR International Ltd. Notwithstanding the foregoing, the Plan shall not supersede the terms of any equity award agreements that include more favorable vesting treatment of awards upon a Termination of Employment. You agree that each Prior Severance Agreement is hereby rendered null and void and no longer in effect. You further agree that in no circumstances Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

A-2 are you or will you be eligible to receive severance benefits of any kind under a Prior Severance Agreement; 3. The employment relationship between yourself and the Company (or any Group Company that employs you) is an “at-will” relationship; 4. In order to obtain certain of the severance benefits provided for in the Plan, you will be required to execute, deliver, and not thereafter revoke, a Separation and Release Agreement, which will contain, among other things, certain restrictive covenants to which you will be subject; 5. Disputes and disagreements regarding your right to severance benefits under the Plan are governed by a claims procedure set forth in Section 9 of the Plan, which you must follow; and 6. The Company has the unilateral right, in its sole discretion, to offset the payment of benefits to you under the Plan against amounts due from you under the Company’s clawback/recoupment policy as in effect from time to time and against any other amounts that you owe to the Company Group. You acknowledge that: (a) the Plan confers significant legal rights and obligations; (b) the Company has encouraged you to consult with legal and financial advisors as appropriate; and (c) you have had adequate time to consult with such advisors before executing this Participant Agreement. Please indicate your acceptance and agreement to the Plan and this Participation Agreement by signing in the space indicated below and returning the agreement to the Company by no later than April 17, 2026. Upon your acceptance, you shall be deemed a “Participant” of the Plan as of the date your duly signed Participation Agreement is received by the Company. Sincerely, AVANTOR, INC. By: Name: Title: AGREED AND ACCEPTED BY THE UNDERSIGNED ON THIS DAY OF 10 APRIL 2026. EMMANUEL LIGNER Signature Name Printed Address Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16 Brittany Hankamer EVP, CHRO Emmanuel Ligner Emmanuel Ligner

Appendix A-1 Appendix A AVANTOR, INC. RESTRICTIVE COVENANT AGREEEMENT This Restrictive Covenant Agreement (this “Agreement”) is entered into as April 10, 2026 (the “Effective Date”) by and between Avantor, Inc. and/or one of its affiliates, subsidiaries, successors, assigns, or related companies or entities (collectively “Avantor”) and Emmanuel Ligner (the “Employee”). As a material condition to the Employee’s eligibility to participate in the Avantor Inc. Executive Severance and Change in Control Plan (the “Plan”), the Employee hereby enters into and agrees to be bound by this Agreement. 1. Non-Disclosure, Non-Competition, and Non-Solicitation Section 1.1 Definitions “Business Partner” means an existing vendor, supplier, distributor, consultant, or any other entity with whom Avantor has a business relationship, provided that Employee: (a) had material business-related contact with the Business Partner in the last two years of employment with Avantor, or (b) had access to non- public information regarding such Business Partner during such period because of Employee’s employment relationship with Avantor. “Competitor” means any person, entity, or organization engaged (or about to become engaged or preparing to become engaged) in a business similar to, or that competes with, the business of Avantor, including but not limited to any person, entity, or organization that provides any product or service that is similar to or competes with any product or service which was offered or provided by Avantor, or that Avantor was actively preparing to offer, at any time during the last two years of Employee’s employment with Avantor. “Competitor” may include, but is not limited to, any person, entity, or organization that provides any of the following: (i) materials and consumables for biopharmaceutical, healthcare, education, advanced technology, and applied materials industries, including but not limited to chemicals and reagents; customized excipients; customized single-use assemblies; high-purity silicones; process chromatography resins and columns; analytical sample prep kits; and education, microbiology, and clinical trial kits; (ii) research equipment and instrumentation, including but not limited to filtration systems; incubators; analytical instruments; evaporators; ultra-low-temperature freezers; biological safety cabinets; and critical environmental supplies; (iii) science and research-related digital technologies including those related to workflow optimization, digital commerce, data informatics, and digital services and solutions; (iv) end-to-end laboratory supply and services, including but not limited to lab furnishing; material management services; technical lab services; production services; and business process optimization services; Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-2 (v) clinical trial services, including but not limited to custom kitting; clinical trial equipment and ancillary services; and biorepository and archiving services; (vi) laboratory and scientific equipment procurement and sourcing services; (vii) laboratory equipment services, including but not limited to multi-vendor technical services; compliance services; and equipment management services; and (viii) commercial kitting services, including but not limited to logistics and freight management; general healthcare products; and package testing and development. “Confidential Information” means any data, information, or material that is: i) not generally ascertainable from public information; ii) discovered or developed by, or disclosed to, Employee through Employee’s relationship with Avantor; and iii) regarding or relating to Avantor, its clients, customers, competitors, vendors, advertisers, contractors, suppliers, consultants, distributors, or any other entity with whom Avantor has a business relationship. Confidential information includes but is not limited to trade secrets; scientific and technical development, ideas, knowhow, inventions, knowledge, and results; research results and related data; formulas, designs, techniques, and methods; new and existing product specifications and prototypes; business, marketing, and sales strategies, plans, and forecasts; strategic compilations and analysis; business or financial methods, practices and plans; non-public costs and prices; operating margins; operating strategies; marketing, merchandising and selling techniques and information; payment rates; contractual forms; computer code generated or developed by Avantor; software or programs and related documentation; and other financial, commercial, business or technical information related to Avantor; research; price lists; marketing materials; advertising materials and developments; sales materials and reports; copyrighted materials; the particular needs and requirements of customers; identities of potential customers; customer data; customer lists; invoices and reports containing specifically developed information, such as the name, address, phone number, buying history and other traits of customers; vendor, supplier, or business partner lists and information; and any other information that Avantor derives a competitive advantage from and that Avantor makes reasonable efforts to maintain as secret. “Customer” means a person or entity that Avantor has an existing relationship to sell products or services to, provided that Employee: (a) had material business-related contact with the Customer in the last two years of employment with Avantor; or (b) had access to non-public information regarding such Customer during such period because of Employee’s employment relationship with Avantor. “Prospective Business Partner” means a prospective vendor, supplier, distributor, consultant, or any other entity with whom Avantor has a business relationship, provided that Employee: (a) had material business-related contact with the Business Partner in the last two years of employment with Avantor; or (b) had access to non-public information regarding such Business Partner during such period because of Employee’s employment relationship with Avantor. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-3 “Prospective Customer” means a person or entity that is not a Customer that Avantor is actively planning to sell products or services to, provided that Employee: (a) had material business-related contact with the Prospective Customer in the last two years of employment with Avantor; or (b) had access to non-public information regarding such Prospective Customer during such period because of Employee’s employment relationship with Avantor. “Restricted Area” refers to the states, districts, and territories of the United States in which Avantor conducts its business and any other countries in which Avantor conducts business that: (i) Employee had involvement in or responsibility for during the last two years of employment; or (ii) in which Employee could use or disclose Avantor’s Confidential Information for the benefit of a Competitor. “Restricted Period” refers to the duration of Employee’s employment with Avantor, plus the one- year period immediately following the termination of Employee’s employment with Avantor. Section 1.2 Non-Disclosure (A) Employee acknowledges and agrees that Confidential Information obtained by Employee as a result of Employee’s employment with Avantor, whether original, duplicated, electronic, handwritten, memorized, or in any other form, and all information derived therefrom, are confidential and the sole and exclusive property of Avantor. Employee acknowledges and agrees that the business of Avantor and the nature of Employee’s employment will require Employee to have access to Confidential Information of and about Avantor and its Customers and Business Partners. (B) During Employee’s employment and thereafter, Employee will not use Confidential Information or remove any Confidential Information from the premises or computer systems of Avantor except for the sole purpose of conducting business on behalf of Avantor. Further, during Employee’s employment and thereafter, Employee will not, without express consent of Avantor, (i) divulge or disclose this Confidential Information to any third party other than for the purposes of performing Employee’s job duties with Avantor, (ii) use or attempt to use any Confidential Information on behalf of any person or entity other than Avantor, or (iii) use or attempt to use any Confidential Information in any manner which may injure or cause loss, whether directly or indirectly, to Avantor. For clarity, and without narrowing the foregoing restrictions, at no time and under no circumstance will Employee reveal or permit Confidential Information to become known by any Competitor of Avantor. (C) During Employee’s employment, Employee will not make, use, or permit to be used, any materials of any nature relating to any matter within the scope of the business of Avantor or concerning any of its dealings or affairs other than for the benefit of Avantor. After the termination of Employee’s employment, Employee will not use or permit to be used any such materials and will return same to Avantor in accordance with Section 1.3 below. (D) Employee will promptly notify Avantor if Employee becomes aware of or suspects Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-4 any unauthorized use or disclosure of Confidential Information by Employee or anyone else, whether intentional or accidental. (E) In the event Employee receives a subpoena, deposition notice, interview request, or other process or order to testify or produce Confidential Information or any other information or property of Avantor, Employee will promptly: (i) notify Avantor of the item, document, or information sought by such subpoena, deposition notice, interview request, or other process or order; (ii) furnish Avantor with a copy of said subpoena, deposition notice, interview request, or other process or order; and (iii) provide reasonable cooperation with respect to any procedure that Avantor may initiate to protect Confidential Information or other interests. If Avantor objects to the subpoena, deposition notice, interview request, process, or order, Employee will cooperate to ensure that there will be no disclosure until the court or other applicable entity has ruled upon the objection, and then only in accordance with the ruling so made. If no such objection is made despite a reasonable opportunity to do so, Employee will be entitled to comply with the subpoena, deposition, notice, interview request, or other process or order provided that Employee has fulfilled the above obligations. (F) Notwithstanding anything to the contrary in this Agreement, pursuant to United States federal law as set forth in 18 USC Section 1833(b), Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Confidential Information that is a trade secret that is made: (i) confidentially to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation against Avantor for reporting a suspected violation of law, Employee may disclose such trade secret to Employee’s attorney and use the trade secret information in related court proceedings, provided that Employee files any document containing the trade secret information under seal and does not disclose the trade secret, except pursuant to court order. (G) Nothing contained in this Agreement restricts or limits Employee’s right to discuss or disclose information about unlawful acts in the workplace, at work-related events, or between Avantor employees or Avantor and Employee, such as harassment, discrimination, retaliation, sexual assault, a wage and hour violation, or any other conduct that Employee has reason to believe is unlawful or that is otherwise recognized as against a clear mandate of public policy, nor does this Agreement prohibit Employee from discussing Employee’s employment or reporting possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the Occupational Safety and Health Administration, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or state or local government agency. This Agreement does not prohibit Employee from discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-5 including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. Nor does this Agreement require Employee not to disclose or discuss conduct or the existence of a settlement involving conduct relating to a dispute: (1) involving a nonconsensual sexual act or sexual contact, as such terms are defined in Section 2246 or Title 18, United States Code, or similar applicable tribal or state law; or (2) relating to conduct that is alleged to constitute sexual harassment under applicable federal, tribal, or state law. Section 1.3 Return of Information, Records, and Materials Upon termination of Employee’s employment with Avantor or at the request of Avantor at any time, Employee will immediately deliver to Avantor all property of Avantor, including but not limited to Avantor-provided computers, mobile phones, keys, pass cards, and identification cards, and all documents, information, records, materials, and copies thereof in any form, that are related in any way to Avantor or its business, including but not limited to papers, drawings, memoranda, notes, manuals, data, designs, devices, computer programs, disks, data contained on hard drives or other computer or electronic storage media, or reports (and all copies thereof) made or compiled by, delivered to, or otherwise acquired by Employee concerning, containing or embodying any Confidential Information. Section 1.4 Non-Competition (A) During the Restricted Period and in the Restricted Area, Employee will not provide services to a Competitor of Avantor that are the same or similar in function or purpose to the services Employee provided to Avantor at any time during the last two years of employment by Avantor. (B) During the Restricted Period and in the Restricted Area, Employee will not provide services to a Competitor of Avantor that will likely result in the disclosure of Confidential Information to or on behalf of a Competitor. (C) Employee’s agreement not to provide services to a Competitor as described in Section 1.4 (A) and 1.4 (B) applies regardless of whether Employee does so as an employee, owner, partner, principal, advisor, independent contractor, consultant, agent, officer, director, investor, or shareholder. Employee’s ownership of less than 1% of the outstanding shares of a publicly traded company that constitutes a Competitor will not be deemed to be providing services to such Competitor solely by virtue of owning such shares. (D) During the Restricted Period, Employee will not work for a Customer or Business Partner servicing Avantor’s account, or serve as the representative of a Business Partner or Customer for such Business Partner’s or Customer’s relationship with Avantor. (E) During the Restricted Period, if a representative of Avantor requests that Employee identify the company or business to which Employee will be or is providing services, or with which Employee will be or is employed, and requests that Employee provide information about the Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-6 services that Employee is or will be providing to such entity, Employee will provide Avantor with a written statement containing such information with sufficient detail to allow Avantor to independently assess whether Employee is or will be in violation of this Agreement. Such statement will be delivered to Avantor’s Human Resources representative within five calendar days of Employee’s receipt of such request. (F) This Section 1.4 will apply only to the extent permissible under (i) the ABA Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law, (ii) any applicable state counterpart similarly addressing restrictions on the right to practice law, and/or (iii) any other law containing relevant restrictions on non-competition agreements. Section 1.5 Non-Solicitation – Employees (A) Employee acknowledges and agrees that Avantor has a legitimate protectable interest in maintaining a stable and undisrupted workforce. During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, solicit for employment any employee of Avantor, or in any way assist or facilitate any such solicitation effort. (B) During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, solicit any contractor of Avantor to retain the contractor’s services, or in any way assist or facilitate any such solicitation effort. (C) During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, engage in any conduct intended or reasonably calculated to induce or urge any employee of Avantor to discontinue, in whole or in part, his/her employment relationship with Avantor. (D) During the Restricted Period, Employee will not, on behalf of any other person, entity, or organization other than Avantor, engage in any conduct intended or reasonably calculated to induce or urge any contractor of Avantor to discontinue, in whole or in part, his/her engagement with Avantor. (E) The restrictions in this Section 1.5 apply only to those employees or contractors of Avantor with whom Employee worked or whom Employee supervised during the last two years of employment with Avantor. Section 1.6 Non-Solicitation – Customers & Prospective Customers (A) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Customer for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Customer for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Customer to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-7 products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (B) During the Restricted Period, Employee will not engage in any conduct intended or reasonably calculated to induce or urge any Customer to discontinue, in whole or in part, its patronage or business relationship with Avantor. (C) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Prospective Customer for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Prospective Customer for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Prospective Customer to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (D) Employee acknowledges and agrees that with respect to Customers and Prospective Customers, Employee will be acting as a representative of Avantor, and will be using Avantor’s assets and resources and benefiting from Avantor’s goodwill, name recognition, reputation, and experience in creating and maintaining relationships with Customers on behalf of Avantor; and Employee will gain Confidential Information about Customers as a result of Employee’s employment with Avantor. Consequently, Employee acknowledges and agrees the covenants set forth in this Section 1.6 are reasonable and necessary to protect Avantor’s legitimate interest in preserving its business relationships. Section 1.7 Non-Solicitation – Business Partners & Prospective Business Partners (A) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Business Partner for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Business Partner for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Business Partner to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (B) During the Restricted Period, Employee will not engage in any conduct intended or reasonably calculated to induce or urge any Business Partner to discontinue, in whole or in part, its patronage or business relationship with Avantor. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-8 (C) During the Restricted Period, Employee will not solicit, on behalf of any person, entity, or organization other than Avantor, any Prospective Business Partner for the purpose of providing or selling products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor. This means Employee will not initiate any contact or communication with any Prospective Business Partner for the purpose of soliciting, inviting, encouraging, recommending, or requesting any Prospective Business Partner to do business with Employee on behalf of a Competitor in connection with the performance or sale of products or services that are the same, similar to, or competitive with products or services being provided or sold by Avantor, or become employed by a Competitor in a position where Employee would likely engage in such prohibited solicitation. (D) Employee acknowledges and agrees that with respect to Business Partners and Prospective Business Partners, Employee will be acting as a representative of Avantor, and will be using Avantor’s assets and resources and benefiting from Avantor’s goodwill, name recognition, reputation, and experience in creating and maintaining relationships with Business Partners and Prospective Business Partners on behalf of Avantor; and Employee will gain Confidential Information about Business Partners and Prospective Business Partners as a result of Employee’s employment with Avantor. Consequently, Employee acknowledges and agrees the covenants set forth in this Section 1.7 are reasonable and necessary to protect Avantor’s legitimate interest in preserving its business relationships. Section 1.8 Injunctive Relief; Expedited Discovery (A) In the event that Employee breaches or threatens to breach, or Avantor reasonably believes Employee is about to breach, any of the restrictive covenants in this Agreement, Avantor will be entitled to injunctive relief as well as an equitable accounting of all earnings, profits, and other benefits arising from violation of this Agreement, which rights will be cumulative and in addition to any other rights or remedies to which Avantor may be entitled in law or equity. Employee acknowledges and agrees that Avantor will suffer immediate and irreparable harm and that money damages will not be adequate to compensate Avantor or to preserve the status quo. Therefore, Employee hereby consents to the issuance of a temporary restraining order and other injunctive relief necessary to enforce this Agreement. (B) The duration of any injunction will be increased in an amount equal to any period of time during which Employee failed to comply with the covenants contained in this Agreement. (C) In any proceeding alleging breach of this Agreement, Avantor and Employee each will have the right to engage in deposition and document discovery, and Avantor will have the right to conduct forensic examination(s) of any computers and/or electronic devices in Employee’s possession or control, if Avantor reasonably believes such devices contain Confidential Information or other Avantor property. In connection with any application for injunctive relief to enforce this Agreement (including without limitation any application for temporary and/or Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-9 preliminary injunctive relief), the foregoing discovery will be conducted on an expedited basis, including expedited document and deposition discovery. Section 1.9 Notice of Agreement Employee will tell any prospective new employer, partner in a business venture, investors, and/or any entity seeking to engage Employee’s services, prior to accepting employment, engagement as a consultant or contractor, or engaging in a business venture, that this Agreement exists, and further, Employee will provide a true and correct copy of this Agreement to any such individual or entity prior to accepting any such employment or entering into any such engagement or business venture. Further, Employee authorizes Avantor to provide a copy of this Agreement to any such entity(ies) or individual(s). Section 1.10 Modification & Severability; Other Restrictive Covenants If any section, provision, paragraph, phrase, word, and/or line (collectively “Provision”) of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable Provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any Provision of this Agreement will not affect the validity or enforceability of the remaining Provisions, which will be enforced as if the offending Provision had not been included in this Agreement. If one or more post-employment restrictive covenants in this Agreement are found unenforceable (despite, and after application of, any applicable right to reformation that could add or renew enforceability), then any provision(s) of any prior agreement between the parties that would provide for restriction(s) on the same or substantially similar post-employment conduct of Employee will not be considered superseded and will remain in effect, to the extent enforceable. Therefore, on a going forward basis, this Agreement will be read in conjunction with all prior and future agreements, to the extent enforceable, on the same subject matter so as to afford Avantor the broadest protections allowed under applicable law. 2. Additional Terms Section 2.1 Cooperation Employee will cooperate fully with Avantor and Avantor’s legal counsel in connection with any action, proceeding, or dispute arising out of matters with which Employee was directly or indirectly involved while serving as an employee of Avantor, its predecessors, subsidiaries, or affiliates. This cooperation will include, but will not be limited to, meeting with, and providing information to, Avantor and its legal counsel, maintaining the confidentiality of any past or future privileged communications with Avantor’s legal counsel (outside and in-house), and being available to testify truthfully by affidavit, in depositions, or in any other forum on behalf of Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-10 Avantor. Avantor agrees to reimburse Employee for any reasonable and necessary out- of-pocket costs associated with Employee’s cooperation. Section 2.2 Choice of Law, Jurisdiction, Venue, and Attorneys’ Fees (A) This Agreement will be governed by, construed, interpreted, and its validity determined under the law of the State of Employee’s last assigned work location for Avantor, without regard to such jurisdiction’s conflicts of laws principles. Such law will govern regardless of the venue in which a dispute may be adjudicated. (B) Unless Employee has an agreement with Avantor to arbitrate employment-related disputes, the exclusive and mandatory venue for adjudicating any disputes under this Agreement will be the federal court or state court having original jurisdiction for Employee’s last assigned work location for Avantor. Employee and Avantor hereby consent to jurisdiction in such court for such purpose, and Employee consents to service of process by mail in respect of any such suit, action or proceeding. If Employee has an agreement with Avantor to arbitrate employment- related disputes, any disputes relating to this Agreement will be resolved through arbitration pursuant to the arbitration agreement between Employee and Avantor. (C) Notwithstanding the foregoing, Employee and Avantor agree that any application for temporary restraining order and/or temporary or preliminary injunctive relief shall be adjudicated exclusively in the court of competent jurisdiction as set forth in Section 2.2(B) above, even if Employee and Avantor are parties to an arbitration agreement that otherwise includes disputes under this Agreement. Employee agrees that the injunctive relief to which Employee consents hereinabove, under the circumstances addressed in this section, shall be granted by a court of competent jurisdiction pending arbitration on the merits in order to preserve the status quo and/or prevent irreparable harm pending such arbitration. (D) In any legal proceeding to enforce this Agreement, the prevailing party will be entitled to reimbursement of its actual costs and expenses, including without limitation reasonable attorneys’ fees, costs, and disbursements. Section 2.3 Binding Effect and Assignability This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party- in-interest. Should Avantor be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement as if it were Avantor itself enforcing the Agreement. This Agreement may be enforced against Employee by any Avantor affiliate, without the need for any formal assignment of this Agreement. Employee may not assign this Agreement. Section 2.4 No Waiver of Rights; Amendment; Other Agreements Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-11 A waiver by Avantor of the breach of any of the provisions of this Agreement by Employee will not be deemed a waiver of any subsequent breach, nor will recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver will be effective unless made in writing and signed by an officer of Avantor. This Agreement can only be amended or modified in a writing signed by both parties. Any subsequent change(s) in Employee’s position, duties, salary, compensation, or benefits will not affect the validity or scope of this Agreement. This Agreement does not supersede or replace any prior agreements between the parties, including but not limited to any prior agreements that provide for restriction(s) on post- employment conduct. Any and all such prior Agreements remain in full force and effect, according to their terms, and to the extent enforceable under applicable law. Section 2.5 Electronic Signatures and Counterparts This Agreement may be executed via electronic signature or acceptance and in any number of counterparts (including facsimile counterparts or counterparts delivered by electronic transmission), each of which will be an original, and all of which together will constitute one instrument. Section 2.6 At-Will Employment This Agreement shall not constitute a contract for employment for any specific period of time. Either Avantor or Employee is free to terminate the employment relationship “at will” at any time, with or without cause, to the fullest extent permitted by law. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Appendix A-12 AGREED BY: AVANTOR, INC. By: Chief Human Resources Officer EMPLOYEE EMPLOYEE CERTIFIES THAT EMPLOYEE HAS READ AND UNDERSTANDS THIS AGREEMENT AND THE RESTRICTIONS CONTAINED IN SECTION 1, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING. EMPLOYEE UNDERSTANDS THAT AVANTOR ADVISES THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT EMPLOYEE’S ELECTRONIC ACCEPTANCE AND ACKNOWLEDGMENT OF THIS RESTRICTIVE COVENANT AGREEMENT IS THE SAME AS AN INK SIGNATURE FOR ALL PURPOSES OF THIS RESTRICTIVE COVENANT AGREEMENT, AND THAT EMPLOYEE’S ELECTRONIC AGREEMENT MAY BE USED WITH THE SAME EFFECT AS AN INK SIGNATURE OF THIS RESTRICTIVE COVENANT AGREEMENT FOR ANY PURPOSE. EMPLOYEE ACKNOWLEDGES THAT AN ELECTRONIC COPY, HARD COPY OR ACKNOWLEDGMENT IS AS ENFORCEABLE AS AN ORIGINAL. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS ACCESS TO A PAPER COPY OF THIS AGREEMENT. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16 Brittany Hankamer Emmanuel Ligner

Annex A For Colorado Employees If Employee primarily resides or primarily works for Avantor in Colorado at the time of entering into this Agreement, then Employee acknowledges that Employee received notice of the covenant not to compete in this Agreement and its terms in a separate document before Employee accepted Employee’s offer of employment with Avantor, or, if a current employee at the time Employee enters into the Agreement, at least 14 days before the effective date of Employee’s eligibility to participate in the Plan that forms the consideration for the covenant not to compete. For District of Columbia Employees If Employee performs a majority of Employee’s work in the District of Columbia or is based in the District of Columbia and does not perform the majority of Employee’s work in any other jurisdiction, then: 1. Employee acknowledges that Employee is not required to sign the Agreement fewer than 14 days after receipt of the Agreement. 2. Employee acknowledges receipt of the following notice: “The District’s Ban on Non- Compete Agreements Amendments Act of 2020 limits use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendments Act of 2020, under certain conditions. Avantor has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).” For Illinois Employees If Employee resides in Illinois, Employee acknowledges that Employee is not required to sign the Agreement fewer than 14 calendar days after receipt of the Agreement. For Maine Employees If Employee resides in Maine, Employee acknowledges that Employee is not required to sign the Agreement fewer than 3 business days after receipt of the Agreement. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

Exhibit B – Personal Services, Confidentiality, and Inventions Agreement See Attached Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

B-1 AVANTOR, INC. PERSONAL SERVICES, CONFIDENTIALITY, AND INVENTIONS AGREEMENT THIS Personal Services, Confidentiality, and Inventions Agreement (this “Agreement”) is between Avantor, Inc., presently headquartered at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087 (with its various affiliates, “Avantor” or the “Company”) and Emmanuel Ligner (“Executive” or “I”) who is employed by Avantor. Avantor’s sound business policy requires that its trade secrets, technical and non-technical know-how, business knowledge, plans, systems, business methods, business records and customer relations be protected and not utilized by any person or firm who competes or wants to compete with Avantor. The parties wish to evidence the terms of the employment relationship between them and particularly to set forth certain restrictions which shall apply to Executive in the event of termination of his/her employment with Avantor. In consideration of and as part of the terms of employment by Avantor, it is agreed as follows: 1. Compensation and Benefits. Executive shall be entitled to receive a salary, annual bonus, and other monetary compensation, which shall be established by Avantor at the inception of employment and may be periodically thereafter adjusted for increase. Executive shall also be entitled to participate in various Company employee benefit plans (for example, health insurance, retirement, and the like), in accordance with the participation requirements of said plans, and nothing contained herein shall confer benefit eligibility which is in any manner inconsistent with the terms of the benefit plans. 2. Executive’s General Obligations; Conflicts of Interest. During my employment with Avantor, I agree to devote substantially all my working time during normal business hours to Avantor. During my employment with Avantor, I agree to use my best efforts to perform the duties associated with my position and title with Avantor as Avantor may direct, not to engage in any other business or activity the nature of which shall be determined by Avantor to be competitive with Avantor, its suppliers or its customers and to comply with any Conflict-of-Interest Policy of Avantor. I acknowledge and agree that I will not serve on the Board of Directors of any other companies during my employment with Avantor without first obtaining prior written approval from Avantor’s Chief Executive Officer, or in absence of such, from the Board of Directors of Avantor in its discretion. I further agree to conform to all Company policies, practices, and procedures, to the extent such policies, practices and procedures have been provided to me in writing, as well as lawful directions of Avantor and/or its affiliates as to performance of services for Avantor, to the extent that the same are consistent with my position and title with Avantor. 3. No Existing Restrictive Agreements. Subject to Section 11, I represent that I am not a party to any contract limiting my present or future right to work for Avantor or to perform such activities as shall be required from time to time by Avantor. 4. Prior Employer Information. I agree that I will not use improperly or disclose any confidential or proprietary information or trade secrets of my former or current employers, principals, partners, co-venturers, customers, or suppliers, or the vendors or customers of such persons or entities, and Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

B-2 I will not violate any nondisclosure or proprietary rights agreement I might have signed in connection with any such employer, person or entity. 5. Non-Disclosure of Information. I recognize that, in the performance of my duties with Avantor, Confidential Information belonging to Avantor will come into my possession, including, without limitation, information regarding business methods, plans, systems, customer lists and customer relations, vendor lists and vendor relations, cost and pricing information, distribution and logistical information, and other information relating to the business of Avantor that is not known to the general public. I recognize that the business of Avantor is materially dependent upon the relationship between Avantor and its customers who are serviced by its associates and that Avantor has and will entrust me with Confidential Information that must remain the property of Avantor. As used in this Agreement, “Confidential Information” shall mean the trade secrets, technical and non-technical know-how, technical and business knowledge and information, plans and systems, business methods, customer lists and customer relations of Avantor, including but not limited to research, development, manufacturing, purchasing, accounting, data processing, engineering, marketing, merchandising, selling and invoicing, which information is acquired from or through Avantor during the course of my employment by Avantor. “Confidential Information” shall not include any information that is or becomes publicly known or that enters the public domain other than as a result of my breach of my obligations under this Agreement or any other agreement between me and Avantor. I agree that I will not at any time hereafter disclose Confidential Information to third parties or use Confidential Information for any purpose other than to further Avantor’s business, except as is required by law, any court of competent jurisdiction or any governmental agency or authority or recognized subpoena power. Notwithstanding the above, nothing in this Agreement shall prohibit or impede, or is intended to prohibit or impede, Executive from communicating, cooperating, participating in an investigation, or filing a complaint with any U.S. Federal, State or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. Federal, State or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. No provision in this Agreement prohibits Executive disclosing this Agreement to any Governmental Entity, and Executive may do so without disclosure to Avantor. Avantor may not retaliate against Executive for any of these activities, and nothing in this Agreement would require Executive to waive any monetary award or other payment that they might become entitled to from any Governmental Entity. Nothing contained in this Agreement prohibits or prevents Executive from, or places limitations or restrictions on Executive or is intended to prohibit or prevent Executive from, or place limitations or restrictions on Executive: (i) filing a charge with or participating, testifying or assisting in any investigation, hearing, whistleblowing proceeding or other proceeding before any government agency (e.g., Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board, the Securities and Exchange Commission (“SEC”)), including communicating directly with the SEC staff about possible securities law violations; (ii) making truthful statements or disclosures about alleged unlawful employment practices, retaliation, wage and hour violations or workplace discrimination, harassment, sexual harassment or assault, or any other law that is enforced by the EEOC or similar state agency; or (iii) making any disclosure or statement that an employer may not contractually Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

B-3 prohibit an employee from making under applicable law, including under Section 7 of the National Labor Relations Act or any other applicable state law. I understand and acknowledge that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Except as provided in this paragraph or under applicable law, under no circumstance am I authorized to disclose any information covered by Avantor’s attorney-client privilege or attorney work product, or trade secrets, without prior written consent of Avantor. 6. Assignment of Inventions. I will make prompt and full disclosure to Avantor, will hold in trust for the sole benefit of Avantor, and will assign, exclusively to Avantor, all my right, title, and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein “Inventions”) that I, solely or jointly, may conceive, develop, or reduce to practice during the period of time I am in the employ of Avantor. I hereby waive and quitclaim to Avantor any and all claims of any nature whatsoever that I now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions so assigned to Avantor. My obligation to assign shall not apply to any Inventions about which I can prove that: (a) it was developed entirely on my own time; and (b) no equipment, supplies, facility, services, or trade secret information of Avantor were used in its development; and (c) it does not relate (i) directly to the business of Avantor or (ii) to the actual or demonstrably anticipated research or development of Avantor; and (d) it does not result from any work performed by me for Avantor. 7. Excluded and Licensed Inventions. I have attached hereto a list describing all Inventions belonging to me and made by me prior to my employment with Avantor that I wish to have excluded from this Agreement. If no such list is attached, I represent that there are no such Inventions. If in the course of my employment at Avantor, I incorporate into a Company product, process, or machine, an Invention owned by me or in which I have an interest, Avantor is hereby granted and shall have an exclusive royalty-free, irrevocable, worldwide license to make, have made, use, and sell that Invention without restriction as to the extent of my ownership or interest. 8. Application for Copyrights and Patents. I will execute any proper oath or verify any proper document in connection with carrying out the terms of this Agreement. If, because of my mental or physical condition or for any other reason whatsoever, Avantor is unable to secure my signature Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

B-4 to apply for or to pursue any application for any United States or foreign patent or copyright covering Inventions assigned to Avantor as stated above, I hereby irrevocably designate and appoint Avantor and its duly authorized officers and agents as my agent and attorney in fact, to act for me and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of U.S. and foreign patents and copyrights thereon with the same legal force and effect as if executed by me. I will testify at Avantor’s request in any interference, litigation, or other legal proceeding that may arise during or after my employment and my reasonable expenses associated with said testimony will be paid by Avantor. 9. Third Party Information. I recognize that Avantor has received and will receive confidential or proprietary information from third parties subject to a duty on Avantor’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. This information shall be deemed not to include any information that is or becomes publicly known or that enters the public domain other than as a result of my breach of my obligations under this Agreement or any other agreement between me and Avantor. During the term of my employment and thereafter I will not disclose nor use such information for the benefit of anyone other than Avantor or such third party, or in any manner inconsistent with any agreement between Avantor and such third party of which I am made aware, except as is required by law, any court of competent jurisdiction or any governmental agency or authority or recognized subpoena power. 10. Termination. I acknowledge that this Agreement shall not constitute a contract for employment for any specific period of time, and that either Avantor or I am free to terminate employment, “at will,” at any time, with or without cause. I agree that upon termination of my employment, for any or no reason, I will promptly return to Avantor all records of Confidential Information, including copies in my possession, and all other physical properties issued to me as an employee, in a reasonable state of function or repair. I will also so return any keys, pass cards, identification cards or other property belonging to Avantor. Returning all Company property is a condition of receiving severance benefits, if any. 11. Executive Assurances. I acknowledge that I am party to non-competition and non-solicitation obligations with a third party that may or may not be enforceable under applicable law. I have acted lawfully and appropriately in all respects with regard to the transition from employment at my former employer to my contemplated employment with Avantor and will comply with the terms of these non-competition and non-solicitation obligations without regard to whether or not they would be deemed enforceable if they were challenged. I have not and will not take, use, or in any way misappropriate any third party confidential or proprietary information. 12. Non-Waiver. The failure by Avantor to enforce any of the provisions hereof upon any default by me at a particular time or under certain circumstances shall not be treated as a permanent waiver of such provisions and shall not prevent subsequent enforcement of such provisions upon default by either party. 13. Irreparable Harm. I agree that any proven breach of this Agreement by me would cause irreparable harm to Avantor for which monetary damages could not adequately compensate. If Avantor proves a breach, irreparable harm shall be presumed, and I expressly waive any bonding Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

B-5 requirement as a prerequisite to Avantor obtaining injunctive relief. Avantor can also seek damages and attorneys’ fees. 14. Assignability of This Agreement. The services contracted for between Avantor and me in this Agreement are personal, and therefore I may not assign this Agreement to any other person or entity. This Agreement may, however, be assigned by Avantor to a successor to the business of Avantor or to an affiliate of Avantor. 15. Severability. It is the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by local, State, and/or Federal law in the jurisdiction in which performance of this Agreement occurs, or in which performance of this Agreement is sought to be enforced. In the event that a court of competent jurisdiction determines that one or more provisions of this Agreement are not enforceable under the provisions of the jurisdiction in which performance occurs or enforcement is sought, such a determination shall not affect the enforceability of the remainder of this Agreement. 16. Other Agreements. This Agreement, together with the Letter Agreement, including the Annex attached thereto, dated April 10, 2026, between me and Avantor (the “Letter Agreement”), set forth the sole and entire agreement between the parties hereto, and supersedes and replaces any and all prior agreements, whether oral, written, or implied, entered into by me and Avantor, pertaining to my employment, the terms, conditions, and responsibilities thereof, and/or any other subject matter contained in this Agreement or the Letter Agreement. This Agreement and the Letter Agreement, including the Annex, shall be considered together as one agreement. There will be no modification of this Agreement, either verbal, implied, written, or otherwise, except through a written agreement signed by me, and an officer of Avantor, which refers to the specific paragraph of this Agreement intended to be modified, and sets forth, in writing, the specific modification of said paragraph. This Agreement and the Letter Agreement, including the Annex, will supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof and thereof between me and Avantor and its affiliates. [Signature page follows] Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

B-6 WITNESS WHEREFORE, the parties have executed this Agreement as of the 10th day of April 2026. Executive – Signature AVANTOR, INC. Emmanuel Ligner Executive – Print Name By: Its: Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16 Brittany Hankamer EVP, CHRO

1 Annex 1 - General Release I, Emmanuel Ligner, in consideration of and subject to the performance by VWR Management Services, LLC, a Delaware limited liability company (together with its affiliates, the “Company”), of its obligations under the Employment Letter Agreement, dated as of April 10, 2026 (the “Letter Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below. 1. I understand that any payments or benefits paid or granted to me under the “Severance/Restrictive Covenants” section of the Letter Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the “Severance/Restrictive Covenants” section of the Letter Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company. 2. Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended (including the Older Workers Benefit Protection Act of 1990 (“OWBPA”)); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Fair Credit Reporting Act; the Uniformed Services Employment and Reemployment Rights Act; the Genetic Information Nondiscrimination Act of 2008; the Pregnancy Workers Fairness Act; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other Federal, State or local civil or human rights law, or under any other local, State, or Federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

2 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company is in compliance with the terms of the Letter Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending claim of the type described in paragraph 2 as of the execution of this General Release. 6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 7. I agree that this General Release and the Letter Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or this Letter Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. Notwithstanding anything herein to the contrary, each of the parties (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this transaction contemplated in the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this transaction, (ii) the identities of participants or potential participants in the Agreement, (iii) any financial information (except to the extent such information is related to the tax treatment or tax structure of this transaction), or (iv) any other term or detail not relevant to the tax treatment or the tax structure of this transaction. 8. I understand that any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

3 facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity. Furthermore, I understand that nothing in this Agreement shall prohibit or impede me, or is intended to prohibit or impede me, from communicating, cooperating, participating in an investigation or filing a complaint with any U.S. Federal, State or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. Federal, State or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. No provision in this General Release prohibits me disclosing this General Release to any Governmental Entity, and I may do so without disclosure to the Company. The Company may not retaliate against me for any of these activities, and nothing in this General Release would require me to waive any monetary award or other payment that I might become entitled to from any Governmental Entity. Nothing contained in this General Release prohibits or prevents me from, or places limitations or restrictions on me or is intended to prohibit or prevent me from, or place limitations or restrictions on me: (i) filing a charge with or participating, testifying or assisting in any investigation, hearing, whistleblowing proceeding or other proceeding before any government agency (e.g., Equal Employment Opportunity Commission (EEOC), National Labor Relations Board, the SEC), including communicating directly with the SEC staff about possible securities law violations; (ii) making truthful statements or disclosures about alleged unlawful employment practices, retaliation, wage and hour violations or workplace discrimination, harassment, sexual harassment or assault, or any other law that is enforced by the EEOC or similar state agency; or (iii) making any disclosure or statement that an employer may not contractually prohibit an employee from making under applicable law, including under Section 7 of the National Labor Relations Act or any other applicable state law. I understand and acknowledge that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Except as provided in this paragraph or under applicable law, under no circumstance am I authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product, or trade secrets, without prior written consent of the Company. 9. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 10. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

4 jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. 11. By execution of this Agreement, I expressly waive any and all rights or claims arising under the ADEA and OWBPA and: (a) I acknowledge that my waiver of rights or claims arising under the ADEA and OWBPA is in writing and is understood by me; (b) I expressly understand that this waiver refers to rights or claims arising under the ADEA and OWBPA; (c) I expressly understand that by execution of this General Release, I do not waive any rights or claims under the ADEA and OWBPA that may arise after the date the waiver is executed; (d) I acknowledge that the waiver of my rights or claims arising under the ADEA and OWBPA is in exchange for the consideration outlined in the Letter Agreement, which is substantially above and beyond that to which I am entitled; (e) I acknowledge that the Company expressly advised me to consult with an attorney of my choosing prior to executing this General Release; (f) I have been advised by the Company that I have a period of at least twenty-one (21) days within which to consider this General Release after it is presented to me; (g) I acknowledge I have been advised by the Company that I am entitled to revoke (in the event I execute this General Release) my waiver of rights or claims arising under the ADEA and OWBPA within seven (7) days after executing and that said waiver will not and does not become effective or enforceable until the seven (7) day revocation period has expired; (h) I acknowledge that any revocation will not be effective unless it is in writing and signed and received by the Company prior to the expiration of the revocation period; (i) I acknowledge that if I revoke this General Release as it relates to the ADEA and OWBPA, that revocation will not effect any other aspect of this General Release, and this General Release will be fully enforceable except as it relates to the ADEA and OWBPA; (j) I understand that this waiver is not requested in connection with an exit incentive or other employment termination program; and (k) I acknowledge, notwithstanding any other provision to the contrary, that no sums or benefits due me under the Letter Agreement shall be paid or provided until the revocation period specified in subparagraph (g) hereof has expired without me exercising my right to revoke and all Company property has been returned to the Company by me. Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16

5 DATE: _____________ _________________________________ Emmanuel Ligner Docusign Envelope ID: CD6B38EB-1D66-4597-9ED5-74890B0E5A16